EXHIBIT 10.2




                             Lane Industries, Inc.
                                One Lane Center
                               1200 Shermer Road
                          Northbrook, Illinois 60062




March 15, 2005

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062

Ladies and Gentlemen:

         Reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation ("GBC") and that certain form of tax allocation agreement, by and between Lane Industries, Inc. ("Lane") and General Binding Corporation, attached to the Merger Agreement as Exhibit H (the "Tax Allocation Agreement"). Except as otherwise provided in this letter agreement ("Letter Agreement"), capitalized terms used but not defined herein shall have the meanings given to them in the Tax Allocation Agreement.

         Section 2.01 of the Tax Allocation Agreement provides that, from and after the Merger Date, the rights and obligations of the parties under the Prior Tax Allocation Agreements shall be terminated and shall have no further force or effect. Section 7.02 of the Tax Allocation Agreement provides that all covenants and agreements of the parties contained in the Tax Allocation Agreement shall be subject to and conditioned upon the Merger becoming effective. Section 4.2 of the Merger Agreement requires the Tax Allocation Agreement to be executed and delivered prior to the Time of Distribution (as defined in the Merger Agreement). Accordingly, during the period from the date of the Merger Agreement and continuing until the Effective Time (as defined in the Merger Agreement) (such period, the "Pre-Closing Period"), the Prior Tax Allocation Agreements remain in full force and effect.

         Notwithstanding the provisions of the Prior Tax Allocation Agreements, Lane and GBC hereby agree that, subject to the next succeeding paragraph hereof, during the Pre-Closing Tax Period Lane and GBC shall have the same rights and obligations with respect to the 1999 Audit as each would have had if the Tax Allocation Agreement were effective as of the date hereof (including, without limitation, the rights and obligations under Sections 4.01, 4.02, 4.04(b) and 6.02(b) of the Tax Allocation Agreement); provided, however, that neither Lane nor any of its Representatives shall be entitled to settle, either administratively or after the commencement of litigation, the 1999 Audit during the Pre-Closing Tax Period without the prior written consent of GBC (which consent shall not be unreasonably withheld or delayed), and provided, further, that no action taken by either party in accordance with this Letter Agreement shall be deemed to be a breach or violation of any provision of the Prior Tax Allocation Agreements.

         Notwithstanding the foregoing, this Letter Agreement shall terminate on the earlier of (i) the Merger becoming effective (in which case the terms of the Tax Allocation Agreement, as finally executed, shall govern the rights and obligations of the parties with respect to the 1999 Audit) or (ii) the termination of the Merger Agreement without the Merger becoming effective (in which case the terms of the Prior Tax Allocation Agreements shall govern the rights and obligations of the parties with respect to the 1999 Audit); provided, however, that at the time this Letter Agreement would otherwise terminate in accordance with the foregoing, the amounts payable by the parties with respect to the 1999 Audit under the relevant governing agreement (i.e., the Tax Allocation Agreement, as finally executed in the case of a termination under clause (i), or the Prior Tax Allocation Agreements in the case of a termination under clause (ii)) shall be computed and if, with respect to the 1999 Audit, the net amount payable by a party under such relevant governing agreement differs from the net amount paid by such party under this Letter Agreement, one party shall reimburse the other party to the extent necessary to eliminate such difference (and this Letter Agreement shall continue in force to the extent necessary to effectuate the terms of this proviso).

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                                           Very truly yours,

                                                LANE INDUSTRIES, INC.


                                                By:  /s/ Arthur Schiller
                                                    ----------------------------
                                                    Name:  Arthur Schiller
                                                    Title: Senior Vice President


Accepted and agreed
as of March 15, 2005 by

GENERAL BINDING CORPORATION


By:    /s/ Steven Rubin
      ---------------------------
Name:  Steven Rubin
Title: Vice President, Secretary
       and General Counsel